UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Kaman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Kaman Equity Plan Participant FAQs
How will Outstanding Performance Stock Units (PSUs) be handled?
Until the close of the transaction, unvested PSUs will vest and settle in accordance with the terms of their respective award agreements. It is currently expected that any PSUs granted in 2021 for the 2021-2023 performance period (the “2021-2023 PSUs”) will vest and settle in accordance with their terms, following approval of the performance period metrics by the Board of Directors in late February 2024.
Immediately prior to the close of the transaction, unvested and outstanding PSUs granted in 2022 for the 2022 – 2024 performance period and in 2023 for the 2023-2025 performance period will be fully vested at the greater of target (100%) or actual performance calculated through the closing date. Any unvested PSUs granted after January 18, 2024 will vest as set forth above, subject to proration based on the number of days that have expired from the date of grant until the close of the transaction over the full number of days in the performance period.
All vested PSUs will be paid at $46.00 per share in cash upon closing of the transaction (less applicable withholding taxes), which is expected to occur in the first half of 2024.
How will Outstanding Restricted Stock Awards (RSAs) be handled?
Until the close of the transaction, unvested RSAs will vest in accordance with the terms of their respective award agreements.
Immediately prior to the close of the transaction, (a) unvested RSAs that were outstanding as of January 18, 2024 will be fully vested; and (b) unvested RSAs granted after January 18, 2024 will vest as set forth above, subject to proration based on the number of days that have expired from the date of grant until the close of the transaction over the full number of days in the vesting period.
All vested RSAs will be paid at $46.00 per share in cash upon closing of the transaction (less applicable withholding taxes), which is expected to occur in the first half of 2024.
How will Outstanding Non-Qualified Stock Options (Stock Options) be handled?
Until the close of the transaction, unvested Options will vest and expire in accordance with the terms of their respective award agreements. Immediately prior to the close of the transaction, unvested Stock Options will be fully vested. Upon the close, the vested options will be cancelled and exchanged for a cash payment equal to the number of vested Stock Options multiplied by the merger consideration of $46.00 per share less the applicable original exercise price and applicable withholding taxes. All vested and unvested options with exercise prices in excess of merger consideration, i.e. greater than $46.00, will be cancelled without any payment in exchange therefor.
How do I access my equity account at Shareworks by Morgan Stanley / E*TRADE ?
Participants may access their equity account at www.shareworks.com.  This platform provides access to all equity award history and transaction details. With the exception of Section 16 Officers, awards vested in Shareworks are swept into an E*TRADE Companion Brokerage Account linked on the Shareworks Dashboard.
If you have questions regarding your Shareworks account, you may contact the Shareworks Participant Support Center at 877-380-7793. For E*TRADE support and assistance, please call 866-842-0657.
How do I access my Computershare account?                                                                                                                                                   (Participants with awards vested prior to March 7, 2022)
Awards vested prior to the Shareworks implementation on March 7, 2022 vested into an account at Computershare. After this date, unvested equity continues to be held at Computershare as the transfer agent and as equity vests or stock options are exercised, these shares are transferred to the Shareworks by Morgan Stanley / E*TRADE account as the broker.
Participants may access Computershare at https://www.computershare.com/Investor/. If you have questions regarding your Computershare account, you may contact the Computershare Investor Center at 800-227-0291.

Legend for Rule 14a-12 Soliciting Material Filings

Important Additional Information and Where to Find It
In connection with the proposed transaction between Kaman Corporation (“Company”) and Arcline, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.kaman.com/) or by contacting the investor relations department of the Company.
Participants in the Solicitation
The Company and its directors and executive officers, including Aisha M. Barry, A. William Higgins, Scott E. Kuechle, Michelle J. Lohmeier, Jennifer M. Pollino, Niharika T. Ramdev, all of whom are members of the Company’s Board of Directors, as well as Ian K. Walsh, the Company’s Chairman, President and Chief Executive Officer, Carroll K. Lane, Interim Chief Financial Officer, Richard S. Smith, Jr., General Counsel, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Additional information regarding such participants (other than for Mr. Smith), including their direct or indirect interests, by security holdings or otherwise, can be found under the captions “ Security Ownership of Certain Beneficial Owners and Management,” “Information about the Board of Directors and Corporate Governance—2022 Director Compensation,” and “Compensation Discussion and Analysis” contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 3, 2023. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC: Form 4, filed by Scott E. Kuechle, with the filings of the Company on April 21, 2023; Form 4 filed by Niharika Ramdev, with the filings of the Company on April 21, 2023; Form 4, filed by A. William Higgins, with the filings of the Company on April 21, 2023; Form 4s filed by Carroll K. Lane, with the filings of the Company on February 23, 2023 and July 6, 2023; Form 4s, filed by Ian K. Walsh, with the filings of the Company on February 23, 2023, March 2, 2023, and September 11, 2023; Form 4s, filed by Megan A. Morgan, with the filings of the Company on February 23, 2023, March 2, 2023, November 14, 2023 and December 6, 2023; Form 4, filed by Jennifer M. Pollino, with the filings of the Company on April 21, 2023; Form 4, filed by Aisha M. Barry, with the filings of the Company on April 21, 2023; Form 4, filed by Michelle Lohmeier, with the filings of the Company on April 21, 2023; Form 4s, filed by Kristen M. Samson, with the filings of the Company on January 19, 2023, February 23, 2023, and March 2, 2023; Form 3, filed by Matthew K. Petterson, with the filings of the Company on September 1, 2023; Form 3, filed by Wilfredo R. Dilig, with the filings of the Company on January 30, 2023 and Form 4s, also filed by Wilfredo R. Dilig, with the filings of the Company on February 23, 2023 and March 2, 2023; and Form 3, filed by Richard Smith, with the filings of the Company on January 30, 2023 and Forms 4s, also filed by Richard Smith, with the filings of the Company on February 23, 2023, and December 6, 2023.

Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://kaman.com/.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “intend,” “expect,” “strategy,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s shareholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Arcline or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Arcline’s business, including current plans and operations. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed or that may be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 29, 2023.  Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this release.